EXHIBIT 99.1

Cars.com Reports First Quarter 2018 Results

Revenue and Traffic Up Year-over-Year

Nearly 80% of Dealer Customers Served by Direct Sales Team

Company Expects 2018 Revenue Growth of Approximately 10 to 11%

CHICAGO, May 9, 2018 – Cars.com Inc. (NYSE: CARS) (“Cars.com” or the “Company”), a leading online automotive marketplace, today released its financial results for the first quarter ended March 31, 2018.

Q1 Financial Highlights

•	Total revenue of $160.0 million, up $6.8 million, or 4% year-over-year
•	Net income of $0.9 million, or $0.01 per diluted share
•	Adjusted net income of $28.5 million, or $0.39 per diluted share
•	Adjusted EBITDA of $47.0 million, down $3.1 million year-over-year, driven by planned marketing investments and incremental public company costs in the current year period
•	Net cash provided by operating activities of $26.7 million and free cash flow of $24.1 million

Q1 Key Metric Highlights

•	Average monthly unique visitors of 19.4 million, up 9% year-over-year
•	Traffic (visits) of 113.4 million, up 7% year-over-year
•	Mobile traffic grew 22% year-over-year and accounted for 65% of total traffic compared to 57% in the first quarter of 2017
•	Dealer customer count of 20,474, down 4% compared to 21,296 as of December 31, 2017
•

Average vehicle listings of 4.9 million, down 2% year-over-year compared to average vehicle listings of 5.0 million, reflecting 6% growth in used vehicle listings and 6% decline in new vehicle listings

Q1 Operational Highlights

•	Accelerated conversion of four additional McClatchy markets and converted all eight tronc territories on February 1, 2018
•

Successfully migrated over 2,300 dealer customers from the affiliate sales channel into the direct sales channel with nearly 80% of dealer customers served by the direct sales team resulting in 5% growth in average revenue per dealer year-over-year

•

Acquired Dealer Inspire and Launch Digital Marketing (“LDM”), establishing a strong platform for value added digital solutions for auto dealers, deepening dealer connections, improving attribution and revenue growth

•	Dealer Inspire and LDM continue their strong momentum in the market with year-over-year revenue growth of 58%, on a proforma basis
•	Commenced integration with acquired businesses and converted affiliate markets which are expected to yield revenue growth and cost efficiencies
•

Strengthened technology innovation around artificial intelligence (“AI”) and machine learning across Cars.com companies, enabling the Company to better solve complex problems and build products that are more accurate and predictive in nature. New products include:

-	Hot Car, which leverages 20-years of data and a proprietary machine learning algorithm to predict how quickly a vehicle will sell
-	Conversations Starter Package, a managed chat solution built with Dealer Inspire’s AI capability, using a chatbot named “Ana,” that is synced with a dealership’s inventory

-	Cars Social, a new ad targeting product that helps dealers reach highly qualified, unique audience of in-market Cars.com shoppers on Facebook and Instagram
•	Authorized $200 million share repurchase plan

“I am pleased with the rapid progress we have made on our strategic growth initiatives. Our planned marketing investments and product innovations yielded strong unique visitor and traffic growth during the quarter,” said Alex Vetter, President and Chief Executive Officer of Cars.com. “We are progressing well with converting affiliate markets, as we now work directly with nearly 80% of our dealer customers. In addition, we have seen overwhelming positive industry response to the Dealer Inspire and Launch Digital Marketing acquisition. The integration of the Conversations platform on Cars.com within six weeks of closing demonstrates the impressive speed and potential of our businesses working together.”

Q1 Results

Revenue for the first quarter of 2018 was $160.0 million, up $6.8 million, or 4%, compared to $153.2 million in the prior year period. This increase was driven by Dealer Inspire and LDM, which closed on February 21, 2018 and contributed $5.7 million to retail revenue, as well as revenue growth from affiliate dealer customers who were converted into the direct sales channel.

Total operating expenses for the first quarter of 2018 were $152.8 million, compared to $126.0 million for the prior year period. This increase can be attributed to $14.4 million in non-recurring costs ($3.8 million associated with settling the stockholder activist campaign and $10.1 million related to the Dealer Inspire acquisition), the addition of costs related to the Dealer Inspire business, and $3.1 million of incremental public company costs. During the quarter the Company realized cost efficiencies within cost of revenue and operations, product and technology and sales. These efficiencies were reinvested in planned marketing initiatives.

Net income for the first quarter of 2018 was $0.9 million compared to $26.9 million in the first quarter of 2017. Adjusted net income for the quarter was $28.5 million compared to $47.1 million for the prior year period. These comparisons to prior year are impacted by changes in capital structure, including additions of interest and tax expense.

Adjusted EBITDA for the first quarter of 2018 was $47.0 million, or 29.4% of revenue, compared to $50.1 million, or 32.7% of revenue, for the prior year period. The decline was driven by planned marketing investments and incremental public company costs.

For the first quarter, average monthly unique visitor count grew 9% year-over-year and total traffic grew 7% year-over-year, driven by strategic marketing investments aimed at consumer acquisition and engagement, combined with product innovations. Mobile traffic grew 22% year-over-year, constituting 65% of total first quarter traffic compared to 57% of traffic in the prior year.

Dealer customers declined 4% compared to 21,296 as of December 31, 2017. The majority of the decline in dealer count is attributable to fewer dealer customers in affiliate markets and dealer cancellations resulting from the sunsetting of a lower priced, legacy DealerRater baseline product. The remainder of the decline is related to a lower number of direct dealer customers. The conversion of affiliate dealer customers, which provides direct access to new markets, has resulted in 5% higher average revenue per dealer compared to a year ago.

Cash Flow and Balance Sheet

Net cash provided by operating activities for the three-month period was $26.7 million compared to $43.7 million in the prior year. Free cash flow was $24.1 million, compared with $38.1 million in the same quarter last year.

Cash and cash equivalents was $11.5 million and debt outstanding was $708.1 million as of March 31, 2018. During the three-months ended March 31, 2018 the Company borrowed $165 million for the acquisition of Dealer Inspire and LDM and made $40.6 million in repayments on its credit facility, $35 million of which were voluntary, which resulted in an increase in net leverage to 2.9x at March 31, 2018, from 2.4x at December 31, 2017, calculated in accordance with the Company’s credit agreement.

“Our flexible capital structure, strong balance sheet and modest leverage have allowed us to continue to pursue opportunities that benefit shareholders and drive long term growth,” said Becky Sheehan, Chief Financial Officer of Cars.com.

2018 Outlook

The Company continues to expect revenue growth of approximately 10% to 11% in 2018 with Adjusted EBITDA margin of approximately 34%.

First Quarter Earnings Call

As previously announced, management will hold a conference call and webcast today at 7:30 a.m. CDT. This webcast may be accessed at investor.cars.com. A replay of the webcast and the slideshow will be available at this website following the conclusion of the call until May 24, 2018.

About Cars.com

Cars.com™ is a leading two-sided digital automotive marketplace that creates meaningful connections between buyers and sellers. Launched in 1998 and headquartered in Chicago, the Company empowers consumers with resources and information to make informed buying decisions around The 4Ps of Automotive Marketing™: Product, Price, Place and Person, by connecting advertising partners with in-market car shoppers and providing data-driven intelligence to increase inventory turn and gain market share. A pioneer in online automotive classifieds, the Company has evolved into one of the largest digital automotive platforms, connecting thousands of local dealers across the country with millions of consumers. Through trusted expert content, on-the-lot mobile features and intelligence, millions of new and used vehicle listings, a comprehensive set of pricing and research tools, and the largest database of consumer reviews in the industry, Cars.com is transforming the car shopping experience.

Cars.com properties include DealerRater®, DealerInspire®, Auto.com™, PickupTrucks.com™ and NewCars.com®.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Free Cash Flow. These are not financial measures as defined by GAAP. These financial measures are presented as supplemental measures of operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA also is used as a performance measure under the Company’s credit agreement and includes adjustments such as the items defined below and other further adjustments which are defined in the credit agreement. These non-GAAP financial measures are frequently used by our lenders, securities analysts, investors and other interested parties to evaluate companies in our industry.

Other companies may define or calculate these measures differently, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are presented in the tables below.

The Company defines Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) certain other items, such as transaction-related costs, costs associated with the stockholder activist campaign, restructuring and other exit costs, costs related to the headquarters move and write-off and impairments of goodwill, intangible assets and other long-lived assets. Amortization of unfavorable contracts liability is not adjusted out of adjusted EBITDA.

The Company defines Adjusted Net Income as net income (loss) excluding the after-tax impact of (1) amortization of intangible assets, (2) stock-based compensation expense, and (3) certain other items, such as transaction-related costs, costs associated with the stockholder activist campaign, restructuring and other exit costs, costs related to the headquarters move and write-off and impairments of goodwill, intangible assets and other long-lived assets. Amortization of unfavorable contracts liability is not adjusted out of adjusted net income.

Transaction-related costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (1) transaction-related bonuses and (2) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees, in addition to consulting, compensation and other incremental costs associated with integration projects.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, including purchases of property and equipment and capitalization of internal-use software development costs.

Key Metric Definitions

Traffic (Visits). Traffic (visits) and our ability to generate traffic are key to our business. Tracking our traffic performance is a critical measure. Traffic to the Cars.com network of websites and mobile apps provides value to our advertisers in terms of audience, awareness, consideration and conversion. In addition to tracking traffic volume and sources, we monitor activity on our properties, allowing us to innovate and refine our consumer-facing offerings. Traffic is an internal metric representing the number of visits to Cars.com desktop and mobile properties (web browser and apps). Visits refer to the number of times visitors accessed Cars.com properties during the period, no matter how many visitors make up those visits. Traffic (visits) numbers provide an indication of our consumer reach. Although our consumer reach does not directly result in revenue, we believe our ability to reach diverse demographic audiences is attractive to our dealer customers and national advertisers.

Dealer Customers. Our value to consumers tracks to our ability to showcase the inventory of our dealer and Original Equipment Manufacturer (“OEM”) customers. The larger the advertiser base, the more inventory and options that are available for consumers to review. Dealer Customers represents the car dealerships using our products as of the end of each reporting period. Each dealership location is counted separately, whether it is a single-location proprietorship or part of a large consolidated dealer group. Multi-franchise dealerships at a single location are counted as one dealer.

Average Vehicle Listings. Our value to consumers tracks to our ability to showcase the inventory of our dealer and OEM customers. The more vehicle listings that are available for consumers to review, the more traffic we attract and the higher the consumer engagement. Average Vehicle Listings represents the daily average of vehicles listed for sale on Cars.com properties. The daily average is calculated on a monthly basis and averaged for the reporting period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including those statements under “2018 Outlook.” All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning our business strategies, plans and objectives, market potential, future financial performance, planned operational and product improvements, liquidity and other matters. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from those expressed in the forward-looking statements contained in this press release. Such risks, uncertainties, and other important factors include, among others, risks related to our business, our separation from our parent company and our common stock.  For a detailed discussion of many of these risks and uncertainties, see Part I, Item 1A – “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release are qualified by these cautionary statements. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the federal securities laws.

Cars.com Media Contact:

Marita Thomas

312-601-5692

mthomas@cars.com

Cars.com Investor Relations Contact:

Jandy Tomy

312-601-5115

ir@cars.com

[Source: Cars.com Inc]

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Cars.com Inc.

Consolidated and Combined Balance Sheets

(In thousands, except share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,501	$20,563
Accounts receivable, net of allowance of $2,890 and $2,616, respectively	108,267	100,857
Prepaid expenses	17,419	11,408
Other current assets	10,822	9,811
Total current assets	148,009	142,639
Property and equipment, net	40,545	39,740
Goodwill	884,898	788,107
Intangible assets, net of accumulated amortization of $264,697 and $243,520, respectively	1,580,224	1,529,500
Investments and other assets	10,410	11,053
Total assets	$2,664,086	$2,511,039
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,247	$6,581
Accrued compensation	9,209	14,185
Unfavorable contracts liability	25,200	25,200
Current portion of long-term debt	21,198	21,158
Other accrued liabilities	41,250	23,025
Total current liabilities	109,104	90,149
Noncurrent liabilities:
Unfavorable contracts liability	12,585	18,885
Long-term debt	681,846	557,194
Deferred tax liability	162,242	146,482
Other noncurrent liabilities	19,952	19,201
Total noncurrent liabilities	876,625	741,762
Total liabilities	985,729	831,911
Commitments and contingent liabilities
Stockholders' equity:
Preferred Stock at par, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Common Stock at par, $0.01 par value; 300,000,000 shares authorized; 71,864,619 and 71,627,611 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	719	716
Additional paid-in capital	1,500,127	1,501,830
Retained earnings	177,511	176,582
Total stockholders' equity	1,678,357	1,679,128
Total liabilities and stockholders' equity	$2,664,086	$2,511,039

Cars.com Inc.

Consolidated and Combined Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Direct	$101,478	$83,635
National advertising	26,818	24,936
Other	4,047	3,674
Retail	132,343	112,245
Wholesale	27,614	40,929
Total revenues	159,957	153,174
Operating expenses:
Cost of revenues and operations	19,086	15,902
Product and technology	22,333	18,917
Marketing and sales	66,035	59,001
General and administrative	18,116	7,739
Affiliate revenue share	3,283	2,361
Depreciation and amortization	23,938	22,073
Total operating expenses	152,791	125,993
Operating income	7,166	27,181
Nonoperating (expense) income:
Interest (expense) income, net	(5,957)	41
Other (expense) income, net	(16)	84
Total nonoperating (expense) income, net	(5,973)	125
Income before income taxes	1,193	27,306
Income tax expense	264	418
Net income	$929	$26,888
Earnings per share, basic	$0.01	$0.38
Weighted-average common shares outstanding, basic	71,952	71,588
Earnings per share, diluted	$0.01	$0.38
Weighted-average common shares outstanding, diluted	72,122	71,588

Cars.com Inc.

Consolidated and Combined Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$929	$26,888
Adjustments to reconcile net income to operating cash flows:
Depreciation	2,761	2,606
Amortization of intangible assets	21,177	19,467
Amortization of unfavorable contracts liability	(6,300)	(6,300)
Stock-based compensation expense	1,600	—
Deferred income taxes	160	(170)
Provision for doubtful accounts	995	763
Amortization of debt issuance costs	317	—
Other, net	129	(84)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	3,208	6,095
Prepaid expenses	(5,691)	139
Other current assets	(1,027)	183
Other assets	643	524
Accounts payable	518	(2,680)
Accrued compensation	(5,148)	(12,810)
Other accrued liabilities	13,839	10,133
Other noncurrent liabilities	(1,449)	(1,038)
Net cash provided by operating activities	26,661	43,716
Cash flows from investing activities:
Purchase of property and equipment	(2,513)	(5,609)
Payment for Acquisition, net of cash acquired and cash settlement of DI's unvested equity awards	(156,968)	—
Net cash used in investing activities	(159,481)	(5,609)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	165,000	—
Payments of long-term debt	(40,625)	—
Payments of stock-based compensation plans withholding taxes	(617)	—
Transactions with TEGNA, net	—	(45,052)
Net cash provided by (used in) financing activities	123,758	(45,052)
Net decrease in cash and cash equivalents	(9,062)	(6,945)
Cash and cash equivalents at beginning of period	20,563	8,896
Cash and cash equivalents at end of period	$11,501	$1,951

Supplemental cash flow information:
Cash paid for income taxes, net of refunds	$293	$—
Cash paid for interest	5,552	—

Cars.com Inc.

Non-GAAP Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income to Adjusted EBITDA

Net income	$929	$26,888
Interest expense (income), net	5,957	(41)
Income tax expense	264	418
Depreciation and amortization	23,938	22,073
Stock-based compensation expense	1,600	—
Transaction-related costs	10,107	—
Costs associated with the stockholder activist campaign	3,785	—
Other	467	801
Adjusted EBITDA*	$47,047	$50,139

Reconciliation of Net Income to Adjusted Net Income

Net income	$929	$26,888
Amortization of intangible assets	21,177	19,467
Stock-based compensation expense	1,600	—
Transaction-related costs	10,107	—
Costs associated with the stockholder activist campaign	3,785	—
Other	467	801
Tax impact of adjustments	(9,605)	(100)
Adjusted net income*	$28,460	$47,056
Adjusted net income per share, diluted	$0.39	$0.66
Weighted-average common shares outstanding, diluted	72,122	71,588

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

Net cash provided by operating activities	$26,661	$43,716
Purchase of property and equipment	(2,513)	(5,609)
Free cash flow	$24,148	$38,107

* Amortization of unfavorable contracts liability is not adjusted out of adjusted EBITDA or adjusted net income.